UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  May 22, 2014

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10763	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2014, Atrion Corporation (the “Company”) held its 2014 annual meeting of stockholders. At the annual meeting, there were 1,831,533 shares represented in person or by proxy, or 92.9% of the shares outstanding and entitled to vote as of the record date, which constituted a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Item 1. Election of Directors.

Emile A Battat and Ronald N. Spaulding were elected as directors to serve until the annual meeting of stockholders to be held in 2017 and until the election and qualification of their successors. The voting was as follows:

	For	Withheld	Broker Non-votes
Emile A Battat	1,489,843	45,175	296,515
Ronald N. Spaulding	1,487,794	47,224	296,515

Item 2. Ratification of the Appointment of Grant Thornton LLP as the Company’s independent accountants for 2014.

The appointment of Grant Thornton, LLP as the Company’s independent accountants for 2014 was ratified with 1,819,929 votes in favor, 5,084 votes against and 6,520 abstentions. There were no broker non-votes on this proposal.

Item 3. Advisory Vote to Approve the Compensation of Executive Officers.

The compensation of the Company’s executive officers was approved, on an advisory basis, with 1,509,406 votes in favor, 19,103 votes against, 6,509 abstentions and 296,515 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

By:	/s/ Jeffery Strickland
Jeffery Strickland Vice President and Secretary and Treasurer

Date: May 23, 2014